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                                                                    Exhibit 99.3


                               Offer to Exchange
                   8-1/2% Senior Subordinated Notes Due 2007
                                       of
                        PHYSICIAN SALES & SERVICE, INC.
                           Pursuant to the Prospectus
                           dated ______________, 1997


                                                             _____________, 1997


To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:


     We are enclosing herewith the materials listed below relating to the offer by Physician Sales & Service, Inc. (the "Company") to exchange, upon the terms and subject to the conditions set forth in the Prospectus dated ____________, 1997 (the "Prospectus") and in the related Letter of Transmittal (the "Letter of Transmittal," together with the Prospectus, the "Exchange Offer"), any and all outstanding 8-1/2% Senior Subordinated Notes Due 2007 ("Private Notes") of the Company for a like aggregate principal amount of 8-1/2% Senior Subordinated Notes Due 2007 of the Company, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes").


     Enclosed herewith are copies of the following documents:


     1.   The Prospectus;


     2. The Letter of Transmittal for your use and for the information of your client, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;


     3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Private Notes and all other required documents cannot be delivered on or prior to the Expiration Date;


     4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner; and


     5. A form of letter which may be sent to your clients for whose account you hold the Private Notes in your name or in the name of a nominee, accompanying the instruction form referred to above, for obtaining such clients, instructions with record to the Exchange offer,


     PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON _______________, 1997, UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.


     The Exchange offer is not conditioned upon any minimum number of Private Notes being tendered.


     Pursuant to the Letter of Transmittal, each holder of Private Notes will represent to the Company that (i) any Exchange Notes acquired in exchange for Private Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of such holder, (ii) such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")) of such Exchange Notes, (iii) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and (iv) such holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. If the tendering holder is a broker-


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dealer that will. receive Exchange Notes for its own account in exchange for
Private Notes that were acquired as a result of market-making or other trading activities it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an "Underwriter" within the meaning of the Securities Act.


     The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner contains an authorization by the beneficial owners of the Private Notes for you to make the foregoing representations.


     The Company will not pay any fees or commissions to any broker or dealer or other Person (other than the Exchange Agent (as defined below)) for soliciting tenders of the Private Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Private Notes to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.


     Additional copies of the enclosed materials may be obtained from SunTrust Bank, Central Florida, National Association (the "Exchange Agent"), at its address and telephone number set forth on the back cover of the enclosed Prospectus.


                              Very truly yours,



                              Physician Sales & Service, Inc.

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